EXHIBIT 99.1

   EDT Learning, Inc. Announces Fiscal 2004 First Quarter Results;
      Company Posts Record License Revenues and Positive EBITDA

    PHOENIX--(BUSINESS WIRE)--Aug. 13, 2003--EDT Learning, Inc.
(AMEX:EDT):

    First Fiscal Quarter Highlights:

-- Increased revenues from software, maintenance, and hosting 87% over the prior quarter.

-- Recorded sales of software products to new and existing customers including Office Depot, WebMD, Tulane University, and Sabre.

-- Released iLinc(TM), EDT's new suite of Web conferencing and Web collaboration software.

-- Added 12 new inside sales associates dedicated to the sale of iLinc.

    EDT Learning, Inc. (AMEX:EDT), a leading provider of e-Learning solutions and Web collaboration software, today announced results for the fiscal 2004 first quarter ended June 30, 2003.
    For the three months ended June 30, 2003, total revenues were $1.4 million compared with total revenues for the three months ended June 30, 2002, of $2.3 million. The Company reported a net loss of $126,000, or $0.01 per basic and diluted share, for the three months ended June 30, 2003, compared with a net loss of $355,000, or $0.02 per basic and diluted share, for the three months ended June 30, 2002. The June 30, 2003, net loss of $126,000 includes a gain recognized on the settlement of a sales tax liability for $352,000. Excluding this amount, the net loss for the three months ended June 30, 2003, would be $478,000, or $0.03 per basic and diluted share.
    Commenting on the financial results, James M. Powers, Jr., president and chief executive officer of EDT Learning, said, "While total revenues for the fiscal 2004 first quarter declined over the prior year first quarter, the composition and contribution of those revenues improved overall. Over 80% of the $1.4 million in fiscal 2004 first quarter revenues were directly related to the sale, maintenance, and hosting of high margin software products compared with 30% of revenues in the prior year period. We are now seeing the benefits of our focus on the sale of our high margin Web collaboration software products in terms of tangible and immediate increases in license revenues, overall profit margins, and EBITDA.
    "While reducing overhead has been a focus in these difficult times, we continued to invest in software R&D, resulting in the release of both LearnLinc 7.0 and our new iLinc suite of collaboration software. With limited resources and tight capital budgets, we have successfully improved our award-winning virtual classroom software while at the same time created new products, allowing us to enter new markets and expand our current offering. With added investment in our sales and marketing departments, we anticipate continued revenue growth in what we view as an expanding and dynamic sector of the e-Learning industry."
    A listen-only simulcast and 30-day replay of EDT Learning's first quarter conference call will be available online through the Company's Web site at www.edtlearning.com or www.companyboardroom.com beginning at 11:00 a.m. Eastern time today.

    About EDT Learning, Inc.

    Headquartered in Phoenix, Arizona, EDT Learning (AMEX:EDT) is a leading provider of software and services that help individuals, companies, and organizations communicate more effectively and efficiently. The Company provides its products and services to the corporate, government, and education markets in the United States and worldwide through its direct sales efforts and indirect channel network. EDT Learning's online collaboration and development software products include the iLinc(TM) suite, TestLinc(TM), and i-Canvas(TM). EDT Learning also markets its off-the-shelf online library of content that includes an online mini-MBA program co-developed with the Tuck School of Business at Dartmouth College and the ThoughtWare(TM) workforce performance management software suite. You can obtain additional information about the iLinc suite and each individual product at http://www.edtlearning.com or by calling 602-952-1200.

    More About the iLinc Suite of Products

    The iLinc Web collaboration software suite is a natural extension of EDT Learning's proven virtual classroom technology that has already provided millions of hours of online training. Since its beginnings in 1994, LearnLinc and MeetingLinc have been installed and operational in corporate, government, and educational organizations in the United States and Internationally. LearnLinc, the flagship of EDT Learning's four-product iLinc suite, won first place at the Synchronous e-Learning Shootout held at Online Learning's Conference in the fall of 2002, winning by a vote of training professionals over such other notable companies as WebEx, PlaceWare (now Microsoft Live), and Interwise. EDT Learning's award-winning technology boasts one of the most comprehensive feature lists in the industry that includes the use of voice-over-IP and two-way live video. The iLinc suite includes:
LearnLinc(TM) - permits live instructor-led training and education over the Internet to remote students replicating the instructor-led environment; MeetingLinc(TM) - facilitates more effective and economical communication through online meetings using voice-over-IP technology to avoid the expense of travel and long-distance charges; ConferenceLinc(TM) - delivers your message more consistently in a one-to-many format replicating professionally managed conferencing events; and SupportLinc(TM) I - gives customer service organizations the ability to provide remote hands-on support for products, systems, or software applications.

    This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Factors that could contribute to such differences include, the rate of acceptance of e-Learning and changes in the e-Learning market in general, use of the Internet, acceptance of new products, the need for working capital, payments from affiliates, litigation and other matters more fully disclosed in the Company's annual report on Form 10K and other reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.



                          EDT LEARNING, INC.
                 Consolidated Statements of Operations
                              (Unaudited)
                 (In thousands, except per share data)


                                                   Three Months Ended
                                                        June 30,
                                                    2003        2002
                                                   -------    -------
Revenues:
 Licenses                                             $600        $12
 Service and maintenance                               742      1,119
                                                   -------    -------
  Total e-Learning revenue                           1,342      1,131
 Dental contract revenue                                83      1,171
                                                   -------    -------
  Total revenues                                     1,425      2,302
                                                   -------    -------

Operating expenses:
 Research and development                              565        907
 Sales and marketing                                   312        360
 General and administrative                            588        713
 Depreciation and amortization                         107        479
                                                   -------    -------
  Total operating expenses                           1,572      2,459
                                                   -------    -------

Loss from operations                                  (147)      (157)

Interest expense                                      (351)      (415)
Interest income and other                                6         36
Gain on termination of service
 agreements with Affiliated Practices                   14        181
Gain on settlement of debt
 and other obligations                                 352       --
                                                   -------    -------

Loss before income taxes                              (126)      (355)
Income tax expense                                    --         --
                                                   -------    -------

Net loss                                             $(126)     $(355)
                                                   =======    =======

Net loss per share - basic and diluted              $(0.01)    $(0.02)
                                                   =======    =======
Number of shares used in calculation
 of loss per share - basic and diluted              15,798     14,429


                  EDT LEARNING, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                 (In thousands, except per share data)

                                                   June 30,  March 31,
                                                    2003        2003
                                                   -------    -------
ASSETS                                           (Unaudited)

Current assets:
 Cash and cash equivalents                            $124       $409
 Accounts receivable, net                              861        675
 Notes receivable, net                                 223        270
 Prepaid expenses and other current assets             101         33
                                                   -------    -------
  Total current assets                               1,309      1,387

Property and equipment, net                            429        485
Goodwill                                             8,844      8,823
Intangible assets, net                               1,265      1,346
Notes receivable, net                                  289        326
Other assets                                            54         56
                                                   -------    -------

  Total Assets                                     $12,190    $12,423
                                                   =======    =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                    $596       $728
 Accounts payable and accrued liabilities            2,005      2,040
 Current portion of capital lease liabilities          502        462
 Current portion of deferred revenue                   752        817
                                                   -------    -------
  Total current liabilities                          3,855      4,047

Long-term debt, less current maturities, net
 of discount of $1,981 and $2,038, respectively      5,979      5,863
Capital lease liabilities, less current maturities     126        193
                                                   -------    -------
  Total liabilities                                  9,960     10,103
                                                   -------    -------

Commitments and contingencies

Shareholders' equity:
 Common stock, $0.001 par value, 40,000,000
  shares authorized, 17,042,504 and 17,018,184
  issued, respectively                                  17         17
 Accumulated deficit                                32,890     32,854
 Additional paid-in capital                        (29,426)   (29,300)
 Less:  Treasury stock                              (1,251)    (1,251)
                                                   -------    -------
  Total shareholders' equity                         2,230      2,320
                                                  --------   --------

  Total Liabilities and Shareholders' Equity       $12,190    $12,423
                                                   =======    =======

    CONTACT: EDT Learning, Inc.
             James M. Powers, Jr., 602-952-1200
             or
             Brian L. Berry, 602-952-1200